Exhibit 4.8

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY

AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of the 15th day of December, 2011, by and among:

(a) AGY HOLDING, CORP, a Delaware corporation, AGY AIKEN LLC, a Delaware limited liability company, and AGY HUNTINGDON LLC, a Delaware limited liability company (collectively, “Borrowers”);

(b) BANK OF AMERICA, N.A. and UBS LOAN FINANCE LLC and the various other financial institutions which are now, or hereafter become, parties to the Loan Agreement (collectively, the “Lenders” and each individually, a “Lender”); and

(c) BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (in such capacity, the “Agent”); as consented to by

KAGY HOLDING COMPANY, INC., a Delaware corporation (“Guarantor”).

WITNESSETH THAT

WHEREAS, Borrowers, Lenders, Agent are parties to a certain Amended and Restated Loan and Security Agreement dated as of March 8, 2011 (as amended hereby and as may have been amended from time to time, the “Loan Agreement”), pursuant to which the Lenders agreed to extend credit to the Borrowers; and

WHEREAS, the Guarantor has guaranteed the payment and performance of the Borrowers indebtedness, obligations and liabilities owed to Lenders and Agents; and

WHEREAS, the parties hereto desire to amend the Loan Agreement as hereinafter provided; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement.

2. Amendment to Section 1 of the Loan Agreement.

(a) The definition of “Bank Product” appearing in Section 1 of the Loan Agreement is hereby amended to read in its entirety as follows:

Bank Product: any of the following products, services or facilities extended to any Borrower or Subsidiary by a Lender or any of its Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) any leases (including capital leases) and other banking products or services existing on the date hereof, or as may be extended to or requested by any Borrower or Subsidiary after the date hereof, other than Letters of Credit.

3. Representations and Warranties of Borrowers. Borrowers hereby represent and warrant to the Lenders and the Agent that:

A. Each representation and warranty set forth in Section 5 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of the date hereof (except to the extent that any such representations or warranties relate to an earlier specific date or dates);

B. Each Borrower has the power and authority to enter into this Amendment and all other agreements contemplated hereby, and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by such Borrower;

C. Each of this Amendment and all other agreements to be executed by Borrower and contemplated hereby has been duly authorized (by all necessary corporate and limited liability company action and otherwise), validly executed and delivered by Borrowers and constitutes the legal, valid and binding obligations of each Borrower, enforceable against it in accordance with its terms;

D. The execution and delivery of this Amendment and all other agreements to be executed by Borrowers and contemplated hereby and Borrowers’ performance hereunder and thereunder do not and will not require the consent or approval of any governmental authority, nor be in contravention of or in conflict with any Borrower’s Certificate of Formation or Organization (as applicable) or the provisions of any statute, or any judgment, order, or indenture, instrument, agreement, or undertaking, to which any Borrower is a party or by which any Borrower or its assets or properties are or may become bound; and

E. No Default or Event of Default has occurred and is continuing on the date hereof.

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4. No Further Amendments. Except for the amendments set forth herein, the text of each of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect. No waiver by the Lenders under the Loan Agreement or any other Loan Document is granted or intended except as expressly set forth herein, and the Agent and Lenders expressly reserve the right to require strict compliance with the terms of each of the Loan Agreement and the other Loan Documents in all respects.

5. References in Security Documents. All references to the “Loan Agreement” in the Security Documents and all other Loan Documents shall from and after the effective date hereof refer to the Loan Agreement, as amended hereby, and all obligations of Borrowers and Guarantor under the Loan Agreement, as amended hereby, and the other Loan Documents shall be secured by and be entitled to the benefits of said Security Documents and such other documents and agreements. All Security Documents heretofore executed by the Obligors and each of them shall remain in full force and effect to secure the Notes (as defined therein), and such Security Documents, as amended hereby, are hereby ratified and affirmed.

6. Borrowers’ Further Agreements. Each Borrower hereby acknowledges and confirms that, to the best of its knowledge as of the date hereof, it does not have any grounds to challenge the Loan Agreement, the Security Documents or any of the other Loan Documents, any document, instrument or agreement relating to any of the foregoing, any of the Debt, covenants, promises, agreements, obligations, duties or liabilities thereunder, or the status of any thereof as legal, valid and binding obligations enforceable in accordance with their respective terms; and, to the best of its knowledge as of the date hereof, it does not possess (and hereby waives, remises, releases, discharges and holds harmless the Lenders and the Agent, and their respective parents, subsidiaries, affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns collectively, the “Noteholder Parties” from and against any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Noteholder Parties, or any of them, prior to or as of the date of this Amendment for, upon, or by reason of, any matter, cause or thing whatsoever, arising out of, or relating to, the Loan Agreement, the Security Documents, the Other Loan Documents or other any document, instrument or agreement relating to any of the foregoing (including, without limitation, any payment, performance, validity or enforceability of any or all of the indebtedness, covenants, promises, agreements, provisions, rights, remedies, obligations, duties and liabilities thereunder) or any transaction relating to any of the foregoing, or any or all actions, courses of conduct or other matters in any manner whatsoever relating to or otherwise connected with any of the foregoing.

7. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement.

8. Applicable Law. THIS AMENDMENT SHALL BE DEEMED TO BE MADE PURSUANT TO THE LAWS OF THE COMMONWEALTH OF

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MASSACHUSETTS WITH RESPECT TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY IN THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE CONSTRUED, INTERPRETED, PERFORMED AND ENFORCED IN ACCORDANCE THEREWITH.

9. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

10. Fees and Legal Fees. The Borrowers hereby agree to pay to the Agent all reasonable fees and reasonable expenses incurred by the Agent in the drafting, review, negotiation and closing of the documents and transactions contemplated hereby, including the reasonable fees and disbursements of the Agent’s counsel.

11. Reaffirmation. Except as amended hereby, each of the Loan Documents shall remain in full force and effect and is in all respects hereby ratified and affirmed.

(The next page is the signature page.)

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IN WITNESS WHEREOF, Lenders, Agents and Borrowers have caused this First Amendment to Amended and Restated Loan and Security Agreement be duly executed as a sealed instrument by their respective duly authorized officers, as applicable, as of the day and year first above written.

BORROWERS: AGY HOLDING CORP.

By:	/s/ Douglas J. Mattscheck
Name: Douglas J.Mattscheck Title; President & Chief Executive Officer Address: 2556 Wagener Road Aiken, South Carolina 29801 Attn: Douglas J. Mattscheck Telecopy: (803) 643-1180

AGY AIKEN LLC

By:	/s/ Douglas J. Mattscheck
Name: Douglas J. Mattscheck Title: President & Chief Executive Officer Address: 2556 Wagener Road Aiken, South Carolina 29801 Attn: Douglas J. Mattscheck Telecopy: (803) 643-1180

AGY HUNTINGDON LLC

By:	/s/ Douglas J. Mattscheck
Name: Douglas J. Mattscheck Title: President & Chief Executive Officer Address: 2556 Wagener Road Aiken, South Carolina 29801 Attn: Douglas J. Mattscheck Telecopy: (803) 643-1180

[Signature Page to First Amendment]

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Matthew T. O’Keefe
Name: Matthew T. O’Keefe Title: Senior Vice President Address: 225 Franklin Street, MA1-225-02-05 Boston, Massachusetts 02110 Attn: Matthew T. O’Keefe Telecopy: (312) 453-4415

UBS LOAN FINANCE LLC, as a Lender

By:
Name: Title:

By:
Name: Title:

[Signature Page to First Amendment]

AGENT AND LENDERS: BANK OF AMERICA, N.A., as Agent and Lender

By:
Name: Matthew T. O’Keefe Title: Senior Vice President Address: 225 Franklin Street, MAI-225-02-05 Boston, Massachusetts 02110 Attn: Matthew T. O’Keefe Telecopy: (312) 453-4415

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa Title: Associate Director

By:	/s/ Mary E. Evans
Name: Mary E. Evans Title: Associate Director

[Signature Page to First Amendment]

CONSENT BY GUARANTOR

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, the undersigned, which executed and delivered that certain Guarantee dated March 8, 2011 (the “Guarantee”), hereby consents to the Borrowers’ execution, delivery and performance of the First Amendment to Amended and Restated Loan and Security Agreement and hereby ratifies and affirms the Guarantee, which shall remain in full force and effect and shall apply to, secure and guaranty the payment and performance of the Loan Agreement, as amended by the foregoing First Amendment to Amended and Restated Loan and Security Agreement, and as the same may hereinafter be amended from time to time.

Dated as of the date first above written.

KAGY HOLDING COMPANY, INC.

By:	/s/ Douglas J. Mattscheck
Name: Douglas J. Mattscheck Title: President and Chief Executive Officer